SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                    The Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 1, 1996


                             PEN INTERCONNECT, INC.
                             ----------------------
            (Exact name of registrant as specified in its charter)


            Utah                  1-14072               87-0430260
         ----------------      -------------         -----------------
         (State or Other       (Commission           (IRS Employer
          Jurisdiction of       File Number)          Identification No.)
          Incorporation)


              2351 South 2300 West, Salt Lake City, Utah  84119
            -----------------------------------------------------
            (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code (801) 973-6090







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Item 2.  Acquisition or Disposition of Assets

     On May 1, 1996, the registrant acquired all of the assets used in the "InCirt Technology" division of The Cerplex Group, Inc., a Delaware corporation ("Cerplex"). The acquisition was effective as of April 1, 1996. InCirt Technology ("ICT") is engaged in the electronic manufacturing services industry and specializes in using surface mount and through-hole interconnection technologies in the assembly of complex printed circuit boards and subsystems. ICT also provides system level assembly services, as well as materials management, board design and manufacturability consultation and testing.

     The assets acquired by the Company are all of the assets used by ICT in its operations including, but not limited to, inventory, accounts receivable, furniture, fixtures and equipment, customer lists and intellectual property.

     The purchase price paid by the Company to Cerplex for ICT was $5,300,000. The purchase price consists of $3,500,000 in cash and 333,407 shares of the registrant's common stock. In addition, the registrant will deliver to Cerplex .09261 shares of its common stock for every dollar of past due over 90 days accounts receivable of ICT collected by the registrant during the first 180 days after the date of the acquisition closing, up to a maximum of 55,568 shares of common stock ("Contingent Stock"). The Contingent Stock, if issued in its entirety, has a value of $300,000.

     The purchase price for ICT was determined on the basis of arms-length negotiations between the registrant and Cerplex and was based in large on part the earnings and net assets of ICT. There was no relationship between the registrant and Cerplex prior to the acquisition.

     The cash portion of the purchase price was paid from the general operating funds of the registrant and proceeds obtained under the Company's credit facility with the National Bank of Canada. The stock portion of the purchase price was paid from authorized but previously unissued shares of the registrant's common stock.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired. It is impractical for the registrant to provide the required financial statements at this time. The registrant will file these financial statements as soon as they are available, but no later than 60 days after the date on which this report must be filed.

     (b) Pro Forma Financial Information. It is impractical for the registrant to provide the required pro forma financial information at this time. The registrant will file this information as soon as it is available, but no later than 60 days after the date on which this report must be filed.

     (c) Exhibits. The exhibits which pertain to the above-described transaction shall be filed with the registrant's Form 10-QSB for the period ending June 30, 1996.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PEN INTERCONNECT, INC.
                                   ----------------------
                                   (registrant)



May 8, 1996                                 BY: /s/ James S. Pendleton
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(Date)                                          JAMES S. PENDLETON
                                                PRESIDENT & CHIEF
                                                EXECUTIVE OFFICER














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